Exhibit 10.5

AMENDED AND RESTATED

INDUSTRIAL REAL ESTATE LEASE

BY AND BETWEEN

LIPPMAN & LIPPMAN, L.P. AND MARTIN AND DONNABETH LIPPMAN,
LANDLORD

AND

DICK’S SPORTING GOODS, INC., TENANT

AMENDED AND RESTATED
INDUSTRIAL REAL ESTATE LEASE

This Amended and Restated Industrial Real Estate Lease (this “Lease”) amends and restates the Industrial Real Estate Lease entered into by and between Panattoni Development Company, as assigned by Panattoni Development Company to West Penn Investments, LLC pursuant to the Assignment and Assumption of Option and Lease Agreement dated as of May 12, 1999, as assigned to Martin Lippman and Donnabeth Lippman by West Penn Investments, LLC, pursuant to that certain Assignment and Assumption of Lease, Rents and Security Deposit dated July 13, 2001 (the “Original Landlord”) and Dick’s Clothing & Sporting Goods, Inc., now known as Dick’s Sporting Goods, Inc. (from a name change with the state of Delaware filed April 26, 1999) as Tenant, dated February 4, 1999, as amended by First Amendment to Single-Tenant Net Lease by and between West Penn Investments, LLC and Dick’s Sporting Goods, Inc. dated January 20, 2000 (collectively, the “Original Lease”). Pursuant to the Original Lease, Tenant leases from the Original Landlord property in the I-70 Industrial Park in Westmoreland County, Pennsylvania consisting of a warehouse containing approximately 388,190 square feet, and related improvements located on approximately 50 square feet of land, more particularly described in the Original Lease (the “Original Property”). At the request of Tenant, Lippman & Lippman, L.P., an affiliate of the Original Landlord (the “Partnership” and, together with the Original Landlord, the “Landlord” under this Lease) has agreed to acquire approximately 14.07 acres of land in the I-70 Industrial Park adjacent to the Original Property, more particularly described on Exhibit D attached hereto and made a part hereof (the “Expansion Real Property’). Tenant agrees to lease the Expansion Real Property from Lippman & Lippman, L.P. and pursuant to the terms of this Lease agrees to construct an addition to the Original Property which shall be an expansion of the existing distribution center facility, consisting of not less than 213,920 square feet of area under roof and related parking and other improvements (the “Expansion Facility”). The Tenant shall construct the Expansion Facility at its sole cost and expense, as more particularly described in Section 2a of the Addendum of this Lease, and upon substantial completion of the Expansion Facility, as hereinafter defined, and the delivery of the other items more particularly described in Section 2c of the Addendum to this Lease, Landlord shall pay Tenant the Expansion Allowance, as hereinafter defined. For purposes of this Lease, the term “Property” shall refer collectively to the Original Property, the Expansion Real Property and the Expansion Facility.

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Date of Lease:	Amended and Restated Lease effective as of
May 5, 2004.

Section 1.02. Landlord:	Lippman & Lippman, L.P., a Pennsylvania limited
partnership and Martin Lippman and Donnabeth
Lippman, husband and wife, collectively.

Address of Landlord:	71 Stuart Shores Road
Standish, Maine 04084

Section 1.03. Tenant :	Dick’s Sporting Goods, Inc., a Delaware Corporation.

Address of Tenant:	200 Industry Drive
Pittsburgh, PA 15275

after July 1:

300 Industry Drive
Pittsburgh, PA 15275

     Section 1.04. Property: The Original Property, the Expansion Land and the Expansion Facility consisting of approximately 602,190 square foot distribution center facility on approximately 64 acres in the I-70 Industrial Park in Westmoreland County, Pennsylvania.

     Section 1.05. Lease Term: (See Article Two) The lease term shall continue through the date that is 240 months from the Restated Commencement Date (as defined in Section 2.01) (anticipated to be approximately February 1, 2005) or such other date as is specified in this Lease, and ending on approximately January 31, 2025; provided, however, that Tenant’s occupancy of the Expansion Facility shall not commence until the Restated Commencement Date. See Addendum to Lease attached hereto and incorporated herein, providing for four optional extension terms.

     Section 1.06. Permitted Uses: (See Article Five) Storage, distribution, and other such uses as permitted by code and applicable local regulations.

     Section 1.07. Tenant’s Guarantor: None.

     Section 1.08. Brokers: (See Article Fourteen).

     Section 1.09. Commission Payable to Landlord’s Broker: (See Article Fourteen) None.

     Section 1.10. Initial Security Deposit: (See Section 3.03) $239,708 of which $107,723 was applied to first month’s rent. The remaining Security Deposit shall be returned to Tenant once Tenant’s Net Worth becomes greater than $100,000,000 and Tenant’s Income Statements show profitability for three (3) consecutive years.

     Section 1.11. Intentionally omitted.

     Section 1.12. Rent and Other Charges Payable by Tenant:

          (a) BASE RENT: See Rent Schedule attached hereto and made a part hereof (the “Rent Schedule”).

          (b) OPTION PERIOD RENT: See Addendum to Lease.

          (c) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.07); (v) Maintenance, Repairs and Alterations (See Article Six).

     Section 1.13. Landlord’s Share of Profit on Assignment or Sublease: (See Section 9.05) fifty percent (50%) of the Profit (the “Landlord’s Share”).

     Section 1.14. Riders: The following Riders are attached to and made a part of this Lease:

Rent Schedule
Addendum to Lease
Hazardous Materials Rider
Exhibit A- Site Plan
Exhibit B - Construction Specifications (to be attached)
Exhibit C - Budget
Exhibit D-1 - Legal Description of Original Property
Exhibit D-2 - Legal Description of Expansion Real Property
Exhibit E - Financing Indemnification Letter

ARTICLE TWO: LEASE TERM

     Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The “Restated Commencement Date” shall have the meaning given to such term in the Addendum to this Lease. Tenant may exercise one or more options to extend the Lease Term as more fully set forth in the Addendum to Lease attached hereto.

     Section 2.02. Delay in Commencement. Landlord shall be responsible to take title to the Expansion Real Property (as described on Exhibit D and as shown on Exhibit A) or before May 5, 2004 pursuant to that certain option Agreement dated March 25, 2004 by and between

Westmoreland County Industrial Development Corporation and Tenant as assigned to Landlord as of the date of this Lease (the “Expansion Start Date”). The Restated Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. The parties acknowledge and agree that Tenant’s obligation to commence paying rent for the Expansion Real Property and the Expansion Facility shall in no event be extended by any delay in the construction of the Expansion Facility or any other matter. Upon the occurrence of the Restated Commencement Date, Landlord and Tenant shall execute an amendment to this Lease setting forth the actual Restated Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Restated Commencement Date and expiration date of the Lease.

     Section 2.03. Occupancy of Original Property; Early Occupancy of Expansion Facility. Tenant acknowledges and agrees that it currently occupies the Original Property and that as of the date hereof, to the best knowledge of Tenant’s officers, it has no claims against Landlord with respect to the Original Property or on account of the Original Lease. If Tenant occupies the Expansion Facility prior to the Restated Commencement Date, Tenant’s occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Expansion Facility shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

     Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant’s delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Property shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: BASE AND OPTION RENT

     Section 3.01. Time and Manner of Payment. (a) Upon execution of this Lease, and upon the first day of each month thereafter until the day immediately prior to the Restated Commencement Date, Tenant shall continue to pay Landlord the Base Rent for the Original Property in the amount stated in Table I of the Rent Schedule attached, in advance, without offset, deduction or prior demand.

          (b) Upon the Restated Commencement Date and upon the first day of each month thereafter until the expiration of the Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Table II of the Rent Schedule for the Original Property and the Expansion Facility, in advance, without offset, deduction or prior demand.

          (c) The Option Rent shall be that set forth in the Addendum to Lease attached hereto and shall be payable in accordance with this Article 3.

          (d) Tenant shall pay rent to the party and at the address specified in the Original Lease or at such other place as Landlord may designate in writing. So long as there is no interference with the construction activities of the Expansion Facility, the Tenant may commence the installation of trade fixtures in the Expansion Facility prior to the Restated Commencement Date. This provision is merely an accommodation to the Tenant to allow early occupancy and shall not be considered “free rent.”

     Section 3.02. Security Deposit.

          (a) Tenant has deposited with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

     Section 3.03. Termination; Advance Payments. Unless earlier terminated as set forth in the Addendum to the Lease, upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

     Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent and Option Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent or Option Rent. The term “rent” shall mean Base Rent or Option Rent and Additional Rent.

     Section 4.02. Property Taxes.

          (a) Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.07 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

          (b) Definition of “Real Property Tax.” “Real property tax” means: (i) any fee, license fee, license tax, business license fee, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iii) any tax (except Tenant shall not be responsible for associated transfer taxes) imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Property; and (iv) any charge or fee replacing any tax previously included within the definition of real property tax. “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

          (c) Personal Property Taxes.

               (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

               (ii) If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

          (d) Tenant’s Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant and, unless otherwise reasonably restricted by Landlord’s mortgage lender, appoints Tenant as its agent for such proceedings. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord and its mortgage lender (as the same may change from time to time, a “mortgage lender”) in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant’s action is unsuccessful plus the reasonable out-of-pocket expenses of Landlord and its mortgage lender whether or not Tenant’s action is successful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a “tax sale” or similar enforcement proceeding or to prevent the occurrence of an event of default under Landlord’s financing.

     Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

     Section 4.04. Insurance Policies.

          (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord and Landlord’s mortgage lender, as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence or such greater amount if reasonably required by Landlord’s mortgage lender and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant’s performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

          (b) Property and Rental Income Insurance. During the Lease Term, Tenant shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value and shall name Landlord as additional insured thereon. Such policy shall also name Landlord’s mortgage lender as additional insured, mortgagee and loss payee thereon. The parties hereto agree that casualty proceeds shall be paid to the mortgage lender or if there is not a mortgage lender, to a third party administrator mutually agreed upon by Landlord and Tenant, for disbursement. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to cause Tenant to obtain flood, terrorism and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Tenant shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent or Option Rent, as the case may be, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord’s or Tenant’s insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

          (c) Payment of Premiums. Subject to Section 4.07, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant’s receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant’s prorated share of the insurance premiums. Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance in form and substance and with endorsements satisfactory to Landlord and its mortgage lender, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord or its mortgage lender reasonably requires.

          (d) General Insurance Provisions.

               (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give the Landlord and its mortgage lender not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

               (ii) If Tenant fails to deliver any policy, certificate or renewal to the other party required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without the Landlord’s consent, the Landlord may obtain such insurance, in which case Tenant shall reimburse the Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

               (iii) Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-12 or better, as set forth in the most current issue of “Best Key Rating Guide.” Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time, and subject to the reasonable approval of Landlord and its mortgage lender. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

               (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

     Section 4.05. Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

     Section 4.06. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord or Landlord to Tenant which is not paid when due shall bear interest at the rate of three percent (3%) above the Prime Rate (as hereinafter defined) (the “Default Rate”) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant or Landlord under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant or Landlord under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. “Prime Rate” shall mean the interest rate per annum (based on a year of 360 days and actual days elapsed) announced from time to time by National City Bank of Pennsylvania at its office in Pittsburgh, Pennsylvania as its then prime rate, such interest rate to change automatically from time to time effective as of the effective date of each change in such Prime Rate. In the event the recited rate is unavailable for any reason, then the rate published as such in the Wall Street Journal shall apply.

     Section 4.07. Impounds for Insurance Premiums and Real Property Taxes. If Tenant is more than ten (10) days late in the payment of rent more than three times in any consecutive twelve (12) -month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord or Landlord’s mortgage lender shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE: USE OF PROPERTY

     Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

     Section 5.03. Hazardous Materials. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, released, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property. Tenant has conducted its own investigation including, without limitation, its review of that certain Phase I Environmental Site Assessment prepared for Westmoreland County Industrial Development Corporation by H.F. Lenz Company dated August 3, 2000 and that certain Report of Geotechnical Investigation prepared by Triad Engineering, Inc., dated January 6, 2004 of the Expansion Real Property and Tenant accepts the Expansion Real Property as is and shall be responsible at its sole expense, for remediating all Hazardous Material in accordance with applicable laws. This provision shall survive the expiration or earlier termination of the Lease.

     See Hazardous Materials Rider which is incorporated herein by reference in this Section 5.03 and to the extent inconsistent with any terms contained herein the Rider shall control.

     Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord’s prior written consent. Landlord’s consent will not be unreasonably withheld. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

     Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant’s use of the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence, release or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant’s obligations under (i) this Lease, (ii) any other agreement with Landlord, or (iii) any other agreement related to the Property; (d) any misrepresentation or breach of warranty by Tenant under (i) this Lease, or (ii) any other agreement with Landlord; or (e) other acts or omissions of Tenant in contravention of (i) this Lease, (ii) any other agreement with Landlord, or (iii) any other agreement Tenant has entered into related to the Property. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s gross negligence or willful misconduct. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable. Landlord shall indemnify Tenant for damage arising from acts done, or failure to act where required by Landlord, where such act or failure to act constitutes the gross negligence or willful misconduct of Landlord, and for all costs and expenses incurred by Tenant in connection therewith.

     Section 5.06. Landlord’s Access. Landlord or its agents may enter the Property, subject to reasonable notice and provided such access does not interfere with Tenant’s operations, at all reasonable times to show the Property to potential buyers, lenders, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary “Building For Sale” signs on the Property, at any time. If Tenant is in default under this Lease or if Tenant has not elected in writing to renew the Lease within 12 months of last day of the initial Lease term, or any succeeding Option Term (as hereinafter defined) Landlord may place “Building For Lease” signs on the Property. Such signage shall not interfere with Tenant’s existing signage or Tenant’s operations on the Property.

     Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. Existing Conditions. Tenant confirms its acceptance of the Original Property and accepts the Property in its condition as of the Expansion Start Date, subject to all recorded matters, laws, ordinances, governmental regulations and orders and all matters shown on that certain Title Commitment #L505377LD procured by Tenant from Lawyers Title Insurance Corporation, including, without limitation, all oil and gas leases, or any reservation of rights of any third party of any oil, gas or minerals. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use. As of the Expansion Start Date, Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.

     Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or from other sources or places; or (d) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct

     Section 6.03. Landlord’s Obligations. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord’s expense or to terminate the Lease due to the condition of the Property.

     Section 6.04. Tenant’s Obligations.

          (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall be responsible for and shall keep all portions of the Property (including structural, nonstructural, interior, exterior, and landscaped areas, roadways, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

          (b) Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

     Section 6.05. Alterations, Additions, and Improvements.

          (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord’s prior written consent which shall not be unreasonably withheld, delayed or conditioned, except for non-structural alterations which do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord for work which exceeds $250,000. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, including, without limitation, the construction of the Expansion Facility, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

     (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether Landlord’s consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

     Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). Landlord may require Tenant to remove any alterations (except those shown on the Plans and Specifications (as hereinafter defined) prior to the expiration of the Lease and restore the Property to its prior condition, all at Tenant’s expense. All alterations, additions and improvements shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations. Tenant may remove its personal property and trade fixtures which are Tenant’s property including but not limited to conveyors, cranes, stacking and shelving systems and the items not affixed to the Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such items.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

     Section 7.01. Partial Damage to Property.

          (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds actually received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage within nine

(9) months. Landlord may elect (but is not required) to repair any damage to Tenant’s fixtures, equipment, or improvements.

          (b) If the insurance proceeds actually received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies maintained under Paragraph 4.04(b) Landlord may elect either to (i) repair the damage within nine (9) months, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under the insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice.

          (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

     Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within twelve (12) months after the date of destruction, Tenant may elect to rebuild the Property with the insurance proceeds which shall be assigned to Tenant, but such proceeds may be held by Landlord or mortgage lender and paid to Tenant as the work progresses, in which case this Lease shall remain in full force and effect. Tenant shall notify Landlord of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction. If Landlord so elects except for the last three (3) years of the Lease term (as may have been extended), Landlord shall rebuild the Property at Landlord’s sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

     Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Property is impaired. Except for such possible reduction in Base Rent, insurance premiums and real property taxes,

Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property, unless such damage was caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

     Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent, or the Option Rent, as the case may be, and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense. In the alternative, Tenant may make up the deficiency in such reimbursement to make the repairs and offset the rent by amortizing the cost (including an interest factor of eight percent (8%) per annum to account for the time value of the capital outlay) over the remaining term of the Lease in equal monthly amounts and the Lease shall continue in effect.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

     Section 9.01. Landlord’s Consent Required. No portion of the Property or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, or act of tenant, without Landlord’s prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord’s consent. As long as Tenant is not subject to reporting requirements to the Securities Exchange Act of 1934 (the “Act”), any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord’s consent which shall not be unreasonably withheld, but may be conditioned upon the provisions of Section 9.05 hereof. In the event that Tenant becomes subject to the reporting requirements of the Act, the preceding sentence will no longer become applicable and Tenant’s undertaking an initial public offering and becoming subject to the Act will not constitute an assignment or otherwise require Landlord’s consent.

     Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord’s consent, to any corporation or limited liability company which controls, is controlled by or is under common control with Tenant (in which case Tenant shall remain liable for all obligations under the Lease), or to any corporation or limited liability company resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”). In such case, any Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease.

     Section 9.03. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.04 with respect to any proposed transfer shall continue to apply.

     Section 9.04. Landlord’s Consent.

          (a) Tenant’s request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property, (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant’s compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

          (b) If Tenant assigns or subleases, the following shall apply:

               (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord’s Share shall be paid by the assignee or subtenant to Landlord directly. The “Profit”

means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker’s commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord’s Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

               (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord’s receipt of Landlord’s Share shall not be a consent to any further assignment or subletting. The breach of Tenant’s obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

     Section 9.05. No Merger. No merger shall result from Tenant’s sublease of the Property under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

     Section 10.01. Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.02. Defaults. Tenant shall be in material default under this Lease:

          (a) If Tenant abandons the Property or if Tenant’s vacation of the Property results in the cancellation of any insurance described in Section 4.04;

          (b) If Tenant fails to pay rent or any other charge when due, including, without limitation, any obligation of Tenant to Landlord under the Financing Indemnification Letter (as hereinafter defined);

          (c) If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) -day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

          (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter after the expiration of any applicable cure period and after notice and demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

          (a) Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent or Option Rent, as the case may be, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent or Option Rent, as the case may be, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent or Option Rent, as the case may be, Additional Rent and other charges which Tenant would have paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above the worth at the time of the award” is computed by allowing interest on unpaid amounts at the Default Rate, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Philadelphia at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

          (b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due;

          (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

          (d) Landlord will use commercially reasonable efforts to mitigate its damages in the event Tenant defaults under this Lease.

     Section 10.04. Accelerated Rent. Tenant has agreed to enter into that certain Financing Indemnification Letter Agreement with Landlord dated on or about the date hereof in the form attached hereto as Exhibit E (the “Financing Indemnification Letter Agreement”) as a condition of this Amended and Restated Industrial Real Estate Lease. In the event Tenant fails to pay any amount due under the Financing Indemnification Letter Agreement (together with interest thereon at the Default Rate, the “Indemnity Obligation”), the rent reserved herein for the entire unexpired portion of the Term in the amount of the Indemnity Obligation shall, at Landlord’s option, thereupon immediately become due and payable. Tenant shall be obligated for such accelerated rent regardless of which, if any, of the remedies otherwise provided in this Lease or provided by law Landlord elects to pursue. The payment of any accelerated rent on account of the Indemnity Obligation shall not reduce the amount of rent due and payable under this Lease.

     Section 10.05. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord’s intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencement, pursuing and or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

     Section 10.06. Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

     Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02. Attornment. If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest (sometimes referred to herein as a “Successor Landlord”) in the Property and recognize such Successor Landlord as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

     Section 11.03. Signing of Documents. Tenant shall sign and deliver any commercially reasonable instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. In addition, such instrument shall provide, without limitation, that Tenant agrees that (i) the Successor Landlord shall not be liable for any previous act or omission of Landlord under this Lease, provided that Successor Landlord assumes the obligations of Landlord set forth in this Lease; (ii) the Successor Landlord shall not be subject to any offset, not expressly provided for or permitted by this Lease, that shall have theretofore accrued to Tenant against Landlord; (iii) the Successor Landlord shall not be bound by any previous modification of this Lease, if such modification was not made in accordance with the provisions of this Lease; and (iv) the Successor Landlord shall not be bound by any previous prepayment of more than one month’s Base Rent or Option Rent, as the case may be, or any Additional Rent then due, unless such prepayment was expressly approved in writing by the Successor Landlord, or was made as expressly provided for or permitted by this Lease. If Tenant fails to provide so within ten (10) days after written quest, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

     Section 11.04. Estoppel Certificates.

          (a) Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent or Option Rent, as the case may be, and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

          (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or Option Rent, as the case may be, or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     Section 11.05. Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. In the event Tenant stock is no longer publicly traded and Tenant becomes a private company, Landlord shall not disclose Tenant’s financial statements to any third party without Tenant’s consent; provided, however, that Landlord shall be permitted to disclose Tenant’s financial statements to Landlord’s counsel, financial advisors, existing and potential advisors, investors, lenders and potential purchasers of the Property without Tenant’s consent. Provided, however, such financial statements need only include those prepared in the ordinary course of Tenant’s business. In the event that Tenant becomes a company whose shares are registered under the Securities Act of 1933, then Tenant shall be required to provide Landlord with financial statements on forms filed with the Securities and Exchange Commission, and Landlord may request and receive additional financial information if there are material changes in Tenant’s ownership and/or there is a material change in the financial status of Tenant.

     Section 11.06. Landlord’s Waiver. Landlord and its mortgage lender release and waive their rights in any of Tenant’s personal property or trade fixtures, including but not limited to conveyors, cranes, shelving and stacking systems and other personal property not affixed to the Property located on the Property and agree to execute such commercially reasonable documents as may be required by Tenant or its lenders ratifying such waiver, including a right to reasonably withdraw the personal property upon default or termination.

ARTICLE TWELVE: LEGAL COSTS

     Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

     Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.02. Landlord’s Liability; Certain Duties.

          (a) As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

          (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion. Tenant shall use commercially reasonable efforts to mitigate its damages in the event Landlord defaults under this Lease.

          (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property, and neither the Landlord, its heirs, successors or assigns, nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

     Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. This restatement of the Lease supercedes and replaces all prior leases, amendments and other documents pertaining to the lease as they may exist as of the date hereof. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06. Notices. Wherever notice is required herein by either party, the same shall not be unreasonably withheld, conditioned or delayed. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by receipted national overnight courier service. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant’s taking possession of the Property, the Property shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

     Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord or Tenant. However, a “Short Form” memorandum of this Lease executed by both parties shall be recorded on or after the Restated Commencement Date. Tenant shall pay all transfer taxes and recording fees.

     Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

     Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, file counterparts shall constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Per Separate Agreement

     Section 13.15. No Brokers. Each party represents and warrants to the other that it has not dealt with any agents, brokers, finders or other parties with respect to this Lease or the Expansion Real Property.

Landlord and Tenant have signed this Lease at the place and on-the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

Signed on May 3, 2004 at	“LANDLORD” LIPPMAN & LIPPMAN, L.P.

	By:	DONMARTIN, LLC, as its sole general partner

	By:	/s/ Martin Lippman
Martin Lippman, Member

/s/ Martin Lippman Martin Lippman

/s/ Donnabeth Lippman
Donnabeth Lippman

“TENANT” DICK’S SPORTING GOODS. INC.

Signed on May 5, 2004 at	By:	/s/ Joseph Queri, Jr.
Joseph Queri, Jr.
	Its:	Senior Vice President - Real Estate

RENT SCHEDULE
I. ORIGINAL LEASE FOR ORIGINAL SPACE (388,190 rsf)

Months	Period	Rent	Rate
1-60	December 1, 1999 -	111,569/mo	3.45
	November 30, 2004	1,338,828/yr
61-120	December 1, 2004	119,654/mo	3.70
	November 30, 2009	1,435,848/yr
121-180	December 1, 2009	127,739/mo	3.95
	November 30, 2014	1,532,868/yr
181-240	December 1, 2014	135,824/mo	4.20
	November 30, 2019	1,629,888/yr

II. RENT SCHEDULE
FOR RESTATED LEASE TERM ASSUMING RESTATED COMMENCEMENT DATE OF
FEBRUARY 1, 2005

Months	Period	Rent	Rate**
1-60	February 1, 2005*	212,674/mo	4.24
	January 31, 2010	2,552,088/yr
61-120	February 1, 2010	225,215.66/mo	4.49
	January 31, 2015	2,702,588/yr
121-180	February 1, 2015	237,757.33/mo	4.74
	January 31, 2020	2,853,088/yr
181-240	February 1, 2020	250,299/mo **	4.99	**
(added term)	January 31, 2025	3,003,588/yr **

	Period	Rent	Rate**
Renewal 1
241-300	February 1, 2025	262,840.66/mo	5.24
(60 mos.)	January 31, 2030	3,154,088/yr
Renewal 2
301-359	February 1, 2030	275,382.33/mo	5.49
(59 mos.)	December 31, 2034	3,304,588/yr
Renewal 3
360-420	January 1, 2035	—	Fair Market Value
	January 31, 2040

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	Period	Rent	Rate**
Renewal 4
421-480	February 1, 2040	—	Fair Market Value
January 31, 2045

*	Anticipated Restated Commencement; schedule to be adjusted for actual Restated Commencement Date

**	For Original Space (388,190 sf) and Expansion Space (213,920 sf) or (602,110 sf). Figures shown as “Rate” are rounded to nearest penny.

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ADDENDUM TO LEASE

By and Between

MARTIN LIPPMAN AND DONNABETH LIPPMAN, “LANDLORD”

and

DICK’S SPORTING GOODS, INC., “TENANT”

1. The Expansion Facility

Tenant shall use its commercially reasonable efforts to complete the Expansion Facility on the Expansion Real Property in accordance with the plans and specifications approved by the Landlord (“Plans and Specifications”) by February 1, 2005 and shall use its commercially reasonable efforts to substantially complete the Expansion Facility and obtain a Certificate of Occupancy and otherwise comply with Landlord’s mortgage lender’s conditions to fund the credit facility described in the Financing Indemnification Letter no later than November 30, 2004. Tenant shall commence paying rent for the Expansion Facility on the date that it takes occupancy of the Expansion Facility but no later than February 1, 2005, unless the Restated Commencement Date is adjusted as otherwise set forth in this paragraph, in which case Tenant shall commence paying rent for the Expansion Facility on such adjusted Rent Commencement Date. The Restated Commencement Date shall be subject to the following milestones, 1) the Lease signed by all parties by May 5, 2004, and 2) mutual approval of Plans and Specifications for the subject facility by May 5, 2004. The Restated Commencement Date shall be adjusted for any deviations from the milestones above for any delays caused by Landlord. The Restated Commencement Date shall not be adjusted for any delays caused by Tenant, including, without limitation, any failure by Tenant to complete construction and take possession of the Expansion Facility on or before February 1, 2005.

2. Construction of the Expansion Facility

     (a) Tenant shall, at Tenant’s expense cause the lien free construction of the Expansion Facility in accordance with the Plans and Specifications. Tenant shall be responsible for performing any and all work required or necessary in connection with the construction of the Expansion Facility including, without limitation, all architectural and engineering work, surveying and site plan work, any necessary environmental or wetland mitigation, grading, subsurface and sitework, obtaining all necessary permits and approvals, site investigation, construction of the pad, building and parking area and installation of all equipment, exterior signs, special equipment and all other items necessary for the completion of the Expansion Facility in accordance with the Plans and Specifications (the “Tenant’s Work”). The construction of the core and shell of the Expansion Facility shall be performed by a general contractor pursuant to a fixed price contract satisfactory to Landlord and its lender. The architect’s agreement and all plans and specifications for the Expansion Facility shall be subject to the prior approval of Landlord and its lender, and each of Landlord and its lender shall have the right to inspect the construction of the Expansion Facility from time to time.

     (b) The undersigned agrees to reimburse and indemnify and hold harmless the Landlord, and their heirs, agents, successors and assigns (the “Indemnified Parties”) from and

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against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Indemnified Parties, in any way relating to or arising out of the construction of the Expansion Facility, the condition of the Property or any action taken or omitted by the Tenant or any of its employees, contractors or agents. At all times during the construction of the Expansion Facility, Tenant shall maintain builder’s risk insurance in amounts satisfactory to Landlord and shall name Landlord as additional insured thereon. Such policies shall otherwise comply with the terms of Section 4.04(d) of the Lease.

          (c) Subject to the terms hereof, Landlord shall pay to Tenant an Expansion Allowance not to exceed $11,000,000 for costs and expenses incurred by Tenant in the development, site preparation approvals and construction (including soft costs) of the Expansion Space as disclosed on the Budget attached as Exhibit C. Tenant shall provide to Landlord evidence of the payment of such costs and expenses. The Expansion Allowance is not dependent or limited by a specific line item but is intended to be reflective of the type of costs to be incurred so that as long as costs are incurred in the expansion and are in conformance to the Construction Specifications as certified by the Architect or represent arms-length third party services in the case of soft costs, they shall be included in and given credit for the Expansion Allowance.

Provided no uncured default exists under this Lease and Tenant has complied with all its obligations under the Financing Indemnification Letter, the Expansion Allowance shall be paid within fifteen (15) days after the last of all of the following to occur:

(i)	Lien free completion of the Tenant’s Work;

(ii)	Acquisition by Tenant of a Certificate of Occupancy for the Expansion Facility properly issued by the governmental body having jurisdiction;

(iii)	Delivery of an estoppel letter in form and substance satisfactory to Landlord’s mortgage lender stating that this Lease is in full force and effect, no event of default has occurred under the Lease and Tenant shall commence paying Base Rent for the Expansion Space upon the date that it takes occupancy of the Expansion Space, but in any event no later than February 1, 2005 (the “Restated Commencement Date”); and

(iv)	Delivery to Landlord of unconditional waivers of lien from Tenant’s general contractor and any subcontractor or any person performing labor and/or supplying materials in connection with such work, showing that such persons shall have been paid in full to date for all work performed or such other reasonable assurances acceptable to Landlord’s mortgage lender that the work or materials have been properly paid for.

If the Expansion Allowance is not paid within fifteen (15) days of the date Tenant delivers all the required materials (the “Allowance Payment Date”) a late charge of 5% of the amount not so paid shall attach and increase the allowance. In addition, interest at the Default Rate in accordance with Section 4.06 shall accrue from the Allowance Payment Date and be payable by

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Landlord, and Tenant shall be entitled to offset its rent obligations until it has recovered the Expansion Allowance and interest accruing thereon and the late charge.

     3. Options To Extend.

     (a) Tenant shall not have any option or right to extend the Term except as hereinafter provided in this Section.

     (b) Tenant shall have the right to extend the Lease Term set forth in Article Two of the Lease for four (4) consecutive periods, the first such period to be for four years eleven months (“First Option Term”) and the second through fourth such periods to be for five years each, (respectively the “Second Option Term”, “Third Option Term”, and “Fourth Option Term” and, together with the First Option Term, each an “Option Term”) upon the same terms and conditions set forth in the other Sections of the Lease, subject to the fulfillment of the conditions that on or before the date which is twelve (12) months prior to the expiration of the Initial Term or immediately preceding Option Term, as applicable, Tenant shall have delivered a written notice to Landlord referring to this Addendum to Lease and stating that Tenant elects to extend the Lease pursuant hereto. Notwithstanding the foregoing, the exercise by Tenant of the Third Option Term shall be governed by the provisions of Section 4(b) hereof.

     (c) Should Landlord and Tenant not mutually agree to the terms of the Third Option Term Rent, as provided in Section 4 herein, Tenant shall have the right to terminate the Lease effective as of the expiration of the Second Option Term by written notice to Landlord, which written notice shall be delivered to Landlord on or before the beginning of the twelfth (12th) month prior to the expiration of the Second Option Term.

4. Option Rent

     (a) The Option Rent for the First and Second Option Terms shall be the Base Rent as set forth in Article Three of the Lease. The Option Rent for the Third Option Term shall be the Fair Market Rental Value as set forth herein.

     (b) “Fair Market Rental Value” for purposes of establishing Option Rent for the Third Option Term shall be that value determined as follows:

     (1) The term “fair market rental value” shall mean the annual amount per rentable square foot that a willing, non-equity, non-renewal, non-expansion new tenant would pay and a willing, landlord of similarly situated premises would accept at arm’s length, giving appropriate consideration to annual rental rates per rental square foot.

     (2) Eighteen (18) months prior to the expiration of the Second Option Term, the parties will meet and attempt in good faith to establish by agreement the fair market rental value for the Option Rent for the Third Option Term. In the event that the parties are unable to agree upon the fair market rental value for the Third Option Rent at least fifteen (15) months prior to the expiration of the Second Option Term, Tenant shall appoint an Appraiser who shall prepare an appraisal of the fair market rent within 30 days for submission to Landlord. If Landlord so elects, such appraisal shall become the Option Rent for the Third Option Term. If, however, the Landlord does not so elect, it

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shall appoint a second Appraiser who shall, with Tenant’s Appraiser, select a third Appraiser within 30 days, which third Appraiser shall deliver a fair market rent appraisal by the beginning of the twelfth (12th) month prior to the expiration of the Second Option Term.

     (3) “Appraiser” shall mean an appraiser who shall have at least one of these designations; Member of the Appraisers Institute, Senior Member of the National Institute of Independent Fee Appraisers or Society of Real Estate Appraisers, Senior Real Property Appraiser.

     (c) The parties will use all reasonable, good faith efforts to agree upon or determine by the foregoing appraisal method the fair market rental value of the Option Rent to be paid during such Third Option Term. In the event that the parties do not determine the fair market value on or prior to the beginning of the twelfth month prior to the expiration of the Second Option Term, Tenant may provide written notice to Landlord of its intent to terminate the Lease effective as of the last day of the Second Option Term. The time period during which Tenant may exercise its option for the Third Option Term may be extended an additional thirty (30) days upon mutual agreement of the parties.

     (d) In no event will the Option Rent for the Third Option Term be less than the Base Rent in effect at the end of the Second Option Term.

     (e) The Option Rent for the Fourth Option Term shall be the Option Rent for the Third Option Term plus an amount equal to $0.25 multiplied by the number of square feet contained in the distribution center facility.

4. Contingencies

          (a) This Lease is contingent on the review of the title matters associated with the property.

          (b) This Lease is contingent upon Tenant executing and delivering the Financing Indemnity Letter and paying Tenant’s Rate Lock Payment.

5. Reports

Tenant acknowledges that Landlord is seeking financing from an institutional lender to fund the Expansion Allowance. Tenant agrees to cooperate with Landlord and its lender, and to deliver all materials, including, without limitation, construction and design information, contracts, surveys, due diligence materials, assignments and consents requested by lender in connection with the financing of the Expansion Allowance. Tenant hereby agrees to provide an ALTA As-built survey and geotechnical reports certified in favor of Landlord and its mortgage lender, and to provide an owners’/lenders’ title insurance policy for the Expansion Property at Tenant’s cost.

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This Addendum is Understood and Agreed upon by:

Signed on May 3, 2004	“LANDLORD” LIPPMAN & LIPPMAN, L.P.
at

	By:	DONMARTIN, LLC, as its sole general partner

	By:	/s/ Martin Lippman

Martin Lippman

/s/ Martin Lippman

Martin Lippman

/s/ Donnabeth Lippman
Donnabeth Lippman

“TENANT” DICK’S SPORTING GOODS. INC.

Signed on May 5, 2004	By:	/s/ Joseph Queri, Jr.
at
Joseph Queri, Jr.
	Its:	Senior Vice President - Real Estate

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HAZARDOUS MATERIALS RIDER

Dick’s Clothing & Sporting Goods, Inc.

Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, released, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which consent Landlord shall not unreasonably withhold or delayed as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will be used, kept and stored in a manner that complies with all laws relating to any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence or release of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises by Hazardous Material or otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution on value of the Premises, damages for the loss or restrictions on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of the Premises, and reasonable sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. The indemnification set forth herein shall run to the benefit of any bank or other lender to which Landlord or Landlord’s successors and assigns may grant a security interest in the Property and or assigns may grant a security interest in the Property and or the Premises. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises caused or permitted by Tenant, its agents, employees, contractors or invitees. Without limiting the foregoing, if the presence or release of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

Landlord represents that to the best of their knowledge, they are not aware of the existence of any hazardous material or related environmental concerns with respect to the Original Property. Furthermore, Landlord shall indemnify Tenant for any breach of this representation. Tenant represents that it has undertaken environmental investigations of the Expansion Real Property, and Landlord makes no representation whatsoever about the Expansion Real Property. Tenant accepts the Expansion Real Property as is and shall be responsible at its sole expense, for remediating all Hazardous Material in accordance with applicable laws. This provision shall survive the expiration or earlier termination of this Lease.

As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State

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of Pennsylvania or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Pennsylvania Health and Safety Code.

Administrative Code, Division 4, Chapter 20; (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601); or (xi) or any substance requiring remediation under any federal, state, municipal or other governmental statute, ordinance, rule, regulation or policy.

AGREED BY:

Signed on May 5, 2004 at	“TENANT” DICK’S SPORTING GOODS, INC.

	By:	/s/ Joseph Queri, Jr. Joseph Queri, Jr.
	Its:	Senior Vice President - Real Estate

“LANDLORD” LIPPMAN & LIPPMAN, L.P.

Signed on May 3, 2004
at	By:	DONMARTIN, LLC, as its sole general partner

	By:	/s/ Martin Lippman
Martin Lippman

/s/ Martin Lippman Martin Lippman

/s/ Donnabeth Lippman
Donnabeth Lippman

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